UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 29, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-13585 (Commission File Number)	95-1068610 (IRS Employer Identification No.)

1 First American Way, Santa Ana, California (Address of Principal Executive Offices)		92707-5913 (Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 26, 2008, the Compensation Committee of The First American Corporation (the “Company”) established a bonus plan for executive officers, which plan was designed to allow the Company to deduct for tax purposes the entire amount of cash bonuses expected to be paid to its named executive officers for performance in 2008 under section 162(m) of the Internal Revenue Code. In connection with the plan, the Committee awarded the following performance units:

Name and Title	Performance Units Awarded
Parker S. Kennedy, chairman and chief executive officer	$1,825,000
Frank V. McMahon, vice chairman	$1,600,000
Dennis J. Gilmore, chief operating officer	$1,500,000
Barry M. Sando, segment president	$1,080,000
Max O. Valdes, chief financial officer	$320,000

These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provide that they will not be payable unless the net income of the Company for 2008 is at least $50.0 million, excluding certain extraordinary items. The award agreements gave the Compensation Committee complete discretion to reduce the actual amount of bonuses payable to any lesser amount. On July 29, 2008, the Compensation Committee determined the methodology it expects to utilize in determining the actual amount of aggregate bonuses to be paid (i.e., in both cash through reduced performance units as described above, and equity), as discussed below.

The Compensation Committee established an aggregate target bonus amount, consisting of cash and restricted stock units (RSUs), for each executive officer named above, as follows:

Name	Aggregate Target Bonus Amount (cash and RSUs)
Parker S. Kennedy	$2,300,000
Frank V. McMahon	$2,125,000
Dennis J. Gilmore	$1,790,000
Barry M. Sando	$1,050,000
Max O. Valdes	$550,000

The target bonus amount will be adjusted based on certain criteria. For Mr. McMahon, the target bonus amount will be adjusted by applying a 1.5 factor to the weighted year over year (2008 over 2007) percentage change in the Information Solutions group’s specified financial measurements, as defined and adjusted by the Compensation Committee. Those measurements are (i) earnings before interest, taxes depreciation and amortization (EBITDA) margin (35% weight), (ii) EBITDA (20% weight), (iii) revenue (15% weight), and (iv) free cash flow (30% weight). For example, if EBITDA margins are down 1% year over year, EBITDA is down 5%, revenues are down 20% and free cash flow is up 30%, Mr. McMahon’s bonus would be $2,273,219, calculated as follows:

1.5x[(.35)x(-1%) + (.2)x(-5%) + (.15)x(-20%) + (.3)x(30%)] = 6.975% adjustment to target bonus amount

106.975% of $2,125,000 target bonus amount = $2,273,219 actual bonus

It is anticipated that Mr. McMahon’s bonus will be paid 65% in cash and 35% in RSUs.

For Mr. Gilmore, 50% of the target bonus amount is adjusted based on the title insurance segment’s pretax margins for 2008, as follows: if the segment’s pretax margins are less than 1%, then Mr. Gilmore receives 0% of this portion of the target bonus amount; if pretax margins are between 1% and 2%, then Mr. Gilmore receives between 25% and 50% of such amount, on a sliding scale; if pretax margins are between 2% and 3%, then Mr. Gilmore receives between 50% and 100% of such amount; if pretax margins are between 3% and 4%, then Mr. Gilmore receives between 100% and 150% of such amount; and if pretax margins are 4% or greater, then Mr. Gilmore receives 150% of such amount.

The remaining 50% of Mr. Gilmore’s target bonus amount is adjusted based on the extent to which the title insurance segment reduces the gap between its pretax margins and the pretax margins of its leading competitors (as determined by the Committee), as follows: if the gap is reduced by 25% or less, then Mr. Gilmore receives 50% of this portion of the target bonus amount; if the gap is reduced by between 25% and 50%, then Mr. Gilmore receives between 50% and 100% of such amount, on a sliding scale; if the gap is reduced by between 50% and 75%, then Mr. Gilmore receives between 100% and 150% of such amount; and if the gap is reduced by 75% or more, then Mr. Gilmore receives 150% of such amount. It is anticipated that Mr. Gilmore’s bonus will be paid 50% in cash and 50% in RSUs.

Mr. Kennedy’s target bonus amount is adjusted by multiplying such amount by the average percentage of target bonus achieved by Messrs. Gilmore and McMahon. For example, if Mr. McMahon receives 110% of his target bonus amount and Mr. Gilmore receives 100% of his target bonus amount, Mr. Kennedy would receive 105% of his target bonus amount. It is anticipated that Mr. Kennedy’s bonus will be paid 50% in cash and 50% in RSUs.

Twenty five percent of Mr. Sando’s target bonus amount is adjusted in the identical fashion as Mr. McMahon, utilizing a 1.5 factor multiplied by the weighted year over year (2008 over 2007) percentage change in the Information Solutions group’s EBITDA margins, EBITDA, revenue and free cash flow. The remaining 75% is also adjusted in the same fashion, utilizing a 1.5 multiplier, but based upon the weighted year over year (2008 over 2007) percentage change in the EBITDA margins, EBITDA, revenue and free cash flow of the information and outsourcing solutions segment, which Mr. Sando heads. It is anticipated that Mr. Sando’s bonus will be paid 65% in cash and 35% in RSUs.

Mr. Valdes’ target bonus amount is adjusted in the identical fashion as Mr. Kennedy’s bonus, by multiplying such amount by the average percentage achieved by Mr. Gilmore and Mr. McMahon. It is anticipated that Mr. Valdes’ bonus will be paid 65% in cash and 35% in RSUs.

In addition, the Compensation Committee determined the potential amount of long term incentive RSUs that can be awarded to these executive officers in 2009. The Compensation Committee may determine to award any amount between zero and the amount listed below, in its discretion based on a qualitative assessment of the performance of the executive.

Name	Potential Long Term Incentive RSU Grant (in $)
Parker S. Kennedy	$850,000
Frank V. McMahon	$850,000
Dennis J. Gilmore	$850,000
Barry M. Sando	$350,000
Max O. Valdes	$175,000

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the anticipated methodology and amounts of bonuses and other compensation referred to herein. These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include changes in market or operational circumstances, changes in the perceptions or goals of the Compensation Committee and other factors described in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2007, as updated in Part II, Item 1A of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2008, in each case as filed with the SEC. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: August 4, 2008	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President, General Counsel